UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 28, 2007 (September 27, 2007)
Brown-Forman Corporation
(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (502) 585-1100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective September 27, 2007, the Board of Directors of Brown-Forman Corporation (the “Company”) amended Article II, Section 2.6 of the Company’s Bylaws. The amendment sets the quorum requirement for Board committee meetings (other than Executive Committee meetings) at 50% of committee members. The amendment did not affect the quorum requirement for meetings of the Executive Committee of the Board, which remains a majority of the Executive Committee’s members.
Specifically, the amendment added the following sentence to Article II, Section 2.6: “Except as provided above in Section 2.5 for the Executive Committee, attendance by at least 50% of committee members shall constitute a quorum to conduct business.” The Company’s Bylaws, as so amended through September 27, 2007, are attached as Exhibit 3(ii) to this report and are incorporated by reference into this Item 5.03.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
3(ii) Bylaws of Brown-Forman Corporation, as amended through September 27, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation

(Registrant)

September 28, 2007	/s/ Nelea A. Absher

(Date)	Nelea A. Absher
Vice President and Interim Corporate Secretary
Exhibit Index
3(ii)	Bylaws of Brown-Forman Corporation, as amended through September 27, 2007